Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Christopher L. Boone
Chief Financial Officer
936-631-2749

Dennard-Lascar Associates
Jack Lascar / 713-529-6600
Anne Pearson / 210-408-6321

Lufkin Shareholders Approve Merger Agreement with GE

LUFKIN, Texas, June 27, 2013 — Lufkin Industries, Inc. (“Lufkin”) (Nasdaq: LUFK), today announced that, at a special meeting held today, Lufkin shareholders approved the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 5, 2013, by and among Lufkin, General Electric Company (“GE”) and Red Acquisition, Inc., a wholly owned subsidiary of GE.

Shareholders also approved the non-binding, advisory proposal regarding merger-related compensation.

Upon the closing of the transaction, Lufkin will become a wholly owned subsidiary of GE and Lufkin shareholders (other than Lufkin shareholders who have properly exercised rights of dissent and appraisal) will be entitled to receive $88.50 in cash, without interest and less any applicable withholding taxes, for each share of Lufkin common stock owned at the time of the transaction’s closing.

The merger is expected to be completed as soon as practicable, subject to the satisfaction of certain customary closing conditions.

Lufkin Industries, Inc. sells and services oilfield pumping units, well automation systems, gas lift and plunger lift systems, progressing cavity pumps, well completion products, foundry castings and power transmission products throughout the world.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements, including, in particular, statements about the expected timetable for completing the proposed transaction. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should be considered to be forward-looking

Lufkin Industries, Inc. t 601 South Raguet t Lufkin, Texas 75902 t (936) 634-2211

statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the satisfaction of the conditions to the consummation of the proposed transaction; and the other factors and financial, operational and legal risks or uncertainties described in Lufkin’s Annual Report on Form 10-K for the year ended December 31, 2012 and Lufkin’s Quarterly Report on Form 10-Q for the three months ended March 31, 2013. Lufkin disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this document except as required by law.

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LUFK-IR

Lufkin Industries, Inc. t 601 South Raguet t Lufkin, Texas 75902 t (936) 634-2211